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                              EXHIBIT 21

                SUBSIDIARIES OF SPECTRUM BANCORPORATION, INC.

NAME                                                  STATE OF INCORPORATION
----                                                  ----------------------
F&M Bank                                              South Dakota

Rushmore Bank & Trust Co.                             South Dakota

Citizens Bank(1)                                      Iowa

Citizens Bank of Princeton                            Missouri

Spectrum Banc Service Corporation                     South Dakota


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(1) Also does business as Citizens Bank, Mount Ayr.